Exhibit 99.2

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES EARLY RESULTS OF TENDER OFFERS

Houston, Texas – September 25, 2017...Southwestern Energy Company (NYSE: SWN) (the “Company”) today announced early results of the previously announced cash tender offers (the “Tender Offers”) to purchase (i) any and all of the Company’s 4.05% senior notes due 2020 (the “2020 Notes”) and (ii) an amount of the Company’s 4.10% senior notes due 2022 (the “2022 Notes) and 4.95% senior notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Maximum Tender Offer Notes,” and collectively with the 2020 Notes and 2022 Notes, the “Notes”) up to an amount equal to $800 million (subject to increase by the Company, the “Threshold Amount”) less the aggregate purchase price paid for the 2020 Notes accepted for purchase, excluding accrued interest (as it may be increased by the Company, the “Maximum Aggregate Purchase Price”).

According to information received from D.F. King & Co., Inc. (“D.F. King”), the Tender Agent and Information Agent for the Tender Offers, as of 5:00 p.m., New York City time, on September 22, 2017 (that date and time, the “Early Tender Time”), the Company had received valid tenders from holders of the Notes as outlined in the table below.

		Aggregate Principal Amount Outstanding (U.S. $)	Principal Amount Tendered (U.S. $)	Principal Amount Accepted (U.S. $)	Acceptance Priority Level	Total Consideration per U.S. $1,000 Principal Amount of Notes(1)(2) (U.S. $)
Title of Notes	CUSIP Number
Any and All Tender Offer Notes:
4.05% Senior Notes due 2020(3)	845467AK5	$850,000,000	$757,617,000	$757,617,000	N/A	$1,070.00
Maximum Tender Offer Notes:
4.10% Senior Notes due 2022	845467AF6; 845467AH2; U84517AB4	$1,000,000,000	$263,339,000	None	1	$960.00
4.95% Senior Notes due 2025(3)	845467AL3	$1,000,000,000	$161,837,000	None	2	$1,005.00

(1)	Does not include Accrued Interest, which will also be payable to but not including the applicable settlement date.
(2)	Includes the Early Tender Premium.
(3)	In February and June 2016, Moody’s and S&P downgraded certain senior notes of the Company, increasing the interest rates by 175 basis points effective July 2016. As a result of downgrades, the interest rate increased to 5.80% for the 2020 Notes and to 6.70% for the 2025 Notes.

Subject to the satisfaction or waiver of all remaining conditions to the Tender Offers described in the Company’s Offer to Purchase, dated September 11, 2017 (the “Offer to Purchase”), having been either satisfied or waived by the Company, the Company intends to accept for purchase any and all of the 2020 Notes, subject to certain limits, validly tendered (and not validly withdrawn) before the Early Tender Time. The 2020 Notes will be purchased on the “Early Settlement Date,” which is currently expected to occur on the date hereof.

Because the aggregate purchase price of the 2020 Notes expected to be purchased on the Early Settlement Date exceeds the Threshold Amount, no 2022 Notes or 2025 Notes will be accepted for purchase in the Tender Offers. Any 2022 Notes or 2025 Notes tendered prior to the Early Tender Time, together with all of the 2022 Notes and 2025 Notes tendered after the Early Tender Time, will be returned to the holders as described in the Offer to Purchase.

Concurrent with the Tender Offers, the Company also solicited consent from the holders of the 2020 Notes for proposed amendments (the “Proposed Amendments”) to the terms of the 2020 Notes that would, among other things, amend certain restrictive covenants contained in the indenture governing the 2020 Notes. As of the Early Tender Time, holders of $757,617,000 aggregate principal amount of the 2020 Notes, representing 89% of the outstanding 2020 Notes, had validly tendered their 2020 Notes and were deemed to have delivered their consents to the Proposed Amendments by virtue of such tender. As a result, the number of consents required to approve the Proposed Amendments was received and the Proposed Amendments are expected to become effective on the date hereof.

Holders of 2020 Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Time and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration (as set forth in the table above) for such series, which includes the early tender premium of $50.00 for each series of Notes as set forth in the Offer to Purchase, together with accrued and unpaid interest from and including the last interest payment date for the 2020 Notes up to, but not including, the Early Settlement Date).

The financing condition described in the Offer to Purchase, and to which the Tender Offers is subject, is expected to be satisfied on the date hereof.

The Tender Offers will each expire at 12:00 midnight, New York City time, at the end of the day on October 6, 2017 (such date and time, as it may be extended, the “Expiration Date”). Holders of 2020 Notes validly tendered after the Early Tender Time and on or before the Expiration Date and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration, but no Early Tender Premium, as described in the Offer to Purchase, plus Accrued Interest (as defined in the Offer to Purchase). The Tender Offers are subject to the remaining conditions described in the Offer to Purchase. Full details of the terms and conditions of the Tender Offers are set forth in the Offer to Purchase, which is available from D.F. King.

J.P. Morgan Securities LLC (“J.P. Morgan”) is the Lead Dealer Manager in the Tender Offers and Consent Solicitation. D.F. King has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitation. Persons with questions regarding the Tender Offers and Consent Solicitation should contact J.P. Morgan at (toll free) (866) 834-4666 or (collect) (212) 834-8553. Requests for the Offer to Purchase should be directed to D.F. King at (toll free) (866) 406-2283 or by email to swn@dfking.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contact:

Randall Barron

Vice President & Treasurer

(832) 796-4851

randall_barron@swn.com

Jennifer Stewart

Senior Vice President and Chief Financial Officer—Interim

(832) 796-7770

jennifer_stewart@swn.com

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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